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                                                            EXHIBIT NO. 10(i)(a)





                              AGREEMENT CONCERNING

                             ASBESTOS-RELATED CLAIMS




                                  June 19, 1985
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                  AGREEMENT CONCERNING ASBESTOS-RELATED CLAIMS

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
1.   AGREEMENT CONCERNING ASBESTOS-RELATED CLAIMS
         I.  General Conditions . . . . . . . . . . . . . . . . . . . . . .  1
        II.  Establishment of Facility  . . . . . . . . . . . . . . . . . .  2
       III.  Membership in Facility . . . . . . . . . . . . . . . . . . . .  2
        IV.  Submission and Withdrawal of Claims  . . . . . . . . . . . . .  3
         V.  Cooperation with Facility  . . . . . . . . . . . . . . . . . .  3
        VI.  Allocation of Liabilities and Expenses . . . . . . . . . . . .  3
       VII.  Facility Claims Handling . . . . . . . . . . . . . . . . . . .  4
      VIII.  Coverage Disputes and Waivers of Claims and Defenses . . . . .  5
        IX.  Coverage Block and Funding . . . . . . . . . . . . . . . . . .  5
         X.  Liability Payments . . . . . . . . . . . . . . . . . . . . . .  6
        XI.  Allocated Expenses . . . . . . . . . . . . . . . . . . . . . .  7
       XII.  Payment of Allocated and Unallocated Expenses Following
             Exhaustion of Limits . . . . . . . . . . . . . . . . . . . . .  8
      XIII.  Start-Up Costs of Facility . . . . . . . . . . . . . . . . . .  8
       XIV.  Unallocated Expenses of Facility . . . . . . . . . . . . . . .  8
        XV.  Deductibles and Retrospective Rating Plans . . . . . . . . . .  9
       XVI.  Application of Insurance Policies Without Deductible
             or Retention Limits  . . . . . . . . . . . . . . . . . . . . .  9
      XVII.  Application of Insurance Policies Without Aggregate
             Limits . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     XVIII.  Policy Periods of Other Than 12 Month Multiples. . . . . . . . 11
       XIX.  Retrospective and Prospective Application  . . . . . . . . . . 11
        XX.  Insurance Issued by Non-Signatories  . . . . . . . . . . . . . 13
       XXI.  Additional Signatories . . . . . . . . . . . . . . . . . . . . 14
      XXII.  Modification, Term and Choice of Law . . . . . . . . . . . . . 15
     XXIII.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . 15
      XXIV.  Signature  . . . . . . . . . . . . . . . . . . . . . . . . . . 16

2.   APPENDIX A
        A-1  Producer Allocation Formulae . . . . . . . . . . . . . . . . . 18
        A-2  Insurer Allocation Formulae  . . . . . . . . . . . . . . . . . 23

3.   APPENDIX B
             Conditions, Defenses and Exclusions Reserved by Subscribing
             Insurers . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

4.   APPENDIX C
             Alternative Dispute Resolution . . . . . . . . . . . . . . . . 28

5.   APPENDIX D
             Schedules of Insurance . . . . . . . . . . . . . . . . . . . . 38

6.   APPENDIX E
             Insurance Defense Program  . . . . . . . . . . . . . . . . . . 45

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                 AGREEMENT CONCERNING ASBESTOS-RELATED CLAIMS

This Agreement to provide for the administration, defense, payment and disposition of asbestos-related claims (hereinbelow referred to as the "Agreement") is made between and among the Subscribing Producers, as defined hereinbelow, and the Subscribing Insurers, as defined hereinbelow.

                             W I T N E S S E T H:

     WHEREAS, Subscribing Producers and Subscribing Insurers have considered the nature of asbestos-related claims, their number and widespread distribution throughout the United States, the various rules of law governing their resolution, the scope and complexity of the insurance arrangements related thereto, and the burden that such claims have placed on the American civil justice system; and

     WHEREAS, Subscribing Producers and Subscribing Insurers recognize the existence of numerous insurance coverage disputes between and among Insurers and Producers, differing court decisions, and the existence of cross-actions among Producers and among Insurers; and

     WHEREAS, Subscribing Producers and Subscribing Insurers desire to simplify the procedures for handling claims, reduce the costs of such procedures, apply insurance arrangements in a consistent manner and take other steps reasonable and practical to ensure the expenditure of funds for the reasonable payment of meritorious claims at reasonable processing costs; and

     WHEREAS, Subscribing Producers and Subscribing Insurers desire to resolve and discontinue the various disputes concerning insurance coverage for asbestos-related claims and to embark upon a method for resolution of asbestos-related claims and the insurance arrangements pertaining thereto;

     NOW THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the Subscribing Producers and Subscribing Insurers hereby agree as follows:


                             I. GENERAL CONDITIONS

     1. Any Producer or Insurer may become a signatory to the Agreement on or before June 19, 1985, and in so doing shall agree to be bound by the terms and conditions of the Agreement and the Appendices hereto, and prior to said date shall offer participation in the Agreement to each and every of its Producers or Insurers, as the case may be. If a Producer or Insurer does not become a signatory hereto on or before June 19, 1985, but subsequently wants to become a signatory as a result of changed circumstances, participation in the Agreement by such Producer or Insurer may be in conflict with the fixed commitments and compromises upon the basis of which other Producers and Insurers will have entered into the Agreement on or before June 19, 1985. Participation in the Agreement by additional proposed signatories therefore shall be considered only in accordance with Section XXI hereinbelow.

     2. The Agreement is intended to apply solely to asbestos-related claims, as defined hereinbelow. It is the product of informed negotiations among the signatories hereto, involving compromises of previously stated legal positions. The Agreement does not necessarily reflect the views of

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Subscribing Producers and Subscribing Insurers as to their rights and obligations with regard to matters or persons outside of the scope of the Agreement, and with respect to all such matters or persons, all signatories reserve all previously held positions and all other rights and privileges.

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     3.    The Agreement is intended to confer rights and benefits only upon
Subscribing Producers and Subscribing Insurers, and is not intended to confer any rights or benefits upon persons not signatories to the Agreement. No person other than a signatory hereto shall have any legally enforceable rights under the Agreement. All rights of action for any breach of this Agreement by any signatory hereto are hereby reserved to Subscribing Producers and Subscribing Insurers.

     4. All actions taken and statements made by persons or their representatives relating to their participation in the Agreement, including its development and implementation, shall be without prejudice or value as precedents, and shall not be taken as a standard by which other matters may be judged.

     5. All persons subscribing to or otherwise associating themselves with the Agreement request all Courts to take notice of its underlying purpose, and to accord all persons subscribing to or otherwise associating themselves with the Agreement and their representatives full privilege and protection with respect to the disclosure of their actions, statements, documents, papers and other materials relating to the Agreement, including its development and implementation.

                         II. ESTABLISHMENT OF FACILITY

     1. Subscribing Producers and Subscribing Insurers shall establish a non-profit organization to be known as the Asbestos Claims Facility (hereinafter referred to as the "Facility"). The Facility shall administer and arrange for the evaluation, settlement, payment or defense of all asbestos-related claims against Subscribing Producers and Subscribing Insurers in accordance with the provisions of the Agreement and Appendix A hereto, and pursuant to the provisions of law and professional standards applicable to Subscribing Insurers.

     2. The Facility shall be governed by a Board of Directors whose members shall number at least 12 and whose members shall contain an equal number of representatives of Subscribing Producer members and of Subscribing Insurer members. The Board of Directors shall have power to increase the number of directors and to add public directors, to appoint such officers, employees and committees of persons as the Board sees fit, to define their authorities and responsibilities and to set the conditions of their appointments. The Board of Directors shall have no power to modify any provisions of the Agreement or of the Appendices hereto.

     3. The Facility shall not sell, lease, exchange, mortgage, pledge, or otherwise dispose of all or substantially all of its property or assets and shall not dissolve or wind up its affairs except upon the affirmative vote of two-thirds of Subscribing Producer members with two-thirds interest or two-thirds of Subscribing Insurer members with two-thirds interest.


                         III.  MEMBERSHIP IN FACILITY

     1. Subject to the provisions of Section XXI hereinbelow, each Producer and each Insurer shall become a member of the Facility upon becoming a signatory to the Agreement and shall invite each of its Producers or

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Insurers, as the case may be, to become a signatory to the Agreement and thereby to become a member of the Facility.

     2. Voting rights of members and voting procedures shall be determined respectively by Subscribing Producers and Subscribing Insurers.

     3. Neither the Board of Directors nor any other persons shall have any authority to terminate the membership of a member without the consent of such member; provided, that membership in the Facility shall terminate at such time as a member no longer has an obligation to make payments or to pay expenses pursuant to the Agreement and the Appendices hereto. A member may terminate its membership in the Facility at any time upon written notice to the Facility, but, except as otherwise explicitly provided herein, termination of membership shall not modify the rights and obligations of a Subscribing Producer, Subscribing Insurer or the Facility under the Agreement and the Appendices hereto.


                    IV. SUBMISSION AND WITHDRAWAL OF CLAIMS

     1. By becoming a signatory to the Agreement, each Subscribing Producer and each Subscribing Insurer designates the Facility as its sole agent to administer and arrange on its behalf for the evaluation, settlement, payment or defense of all asbestos-related claims against such Subscribing Producer or Subscribing Insurer. As sole agent, the Facility shall have exclusive authority and discretion to administer, evaluate, settle, pay or defend all asbestos-related claims. Except as otherwise provided in Paragraph 2 hereinbelow, the Facility shall serve perpetually as the sole agent of each Subscribing Producer and each Subscribing Insurer with respect to all asbestos-related claims.

     2. Any Subscribing Producer or Subscribing Insurer may withdraw the designation of the Facility as its sole agent made pursuant to Paragraph 2 hereinabove, and may terminate the Facility's right and authority to act on behalf of such Subscribing Producer or Subscribing Insurer by providing written notice to the Facility 60 days prior to the effective date of such withdrawal; provided, that such withdrawal shall apply only to asbestos-related claims filed or made against the withdrawing Subscribing Producer or Subscribing Insurer subsequent to the effective date of withdrawal. The Facility shall continue to serve as sole agent for such Subscribing Producer or Subscribing Insurer with respect to all asbestos-related claims filed on or before the effective date of withdrawal.

                         V. COOPERATION WITH FACILITY

     Each Subscribing Producer and each Subscribing Insurer shall comply with the terms and conditions of the Agreement and the Appendices hereto, and shall cooperate with and assist the Facility in furtherance of such terms and conditions. Each Subscribing Producer and each Subscribing Insurer shall respond fully and in a timely manner to reasonable requests by the Facility for information and shall assist in the securing and giving of evidence concerning asbestos-related claims. To the extent practicable, the Facility shall maintain the confidentiality of confidential or proprietary information submitted by Subscribing Producers and Subscribing Insurers.

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                  VI. ALLOCATION OF LIABILITIES AND EXPENSES

     1. Liability payments and allocated expenses shall be allocated to each Subscribing Producer on the date such Producer becomes a signatory to the Agreement. Such allocation shall establish the responsibility of each Subscribing Producer for a percentage of liability payments and a percentage of allocated expenses attributable to each claim handled by the Facility as sole agent for such Subscribing Producer under Section IV hereinabove. Each Subscribing Producer's percentages of liability payments and allocated expenses shall be established as provided in Appendix A-1 hereto, and shall be subject to modification only in the manner and to the extent set forth therein. To the extent that a Subscribing Producer's percentages of liability payments and allocated expenses attributable to a particular asbestos-related claim are not payable by one or more Subscribing Insurers pursuant to the Agreement and the Appendices hereto, such Subscribing Producer shall pay the percentages of liability payments and allocated expenses in question.

     2. Each Subscribing Insurer shall acquiesce in and abide by the allocation of percentages of liability payments and allocated expenses to each Subscribing Producer, as described in Paragraph 1 hereinabove, and shall consider, recognize and hold each Subscribing Producer's shares of liability payments and allocated expenses attributable to each asbestos-related claim to be necessary, reasonable and proper and each Subscribing Producer to be properly bound and obligated to pay such sums. Each Subscribing Insurer shall pay a share of unallocated expenses and start-up costs as provided in Appendix A-2 hereto, which shall be subject to modification only in the manner and to the extent set forth therein.

                        VII.  FACILITY CLAIMS HANDLING

     1. Except as otherwise provided in Section IV hereinabove, the Facility shall administer, evaluate, settle, pay or defend all asbestos-related claims against Subscribing Producers and Subscribing Insurers, either within the Facility's procedures or through standard judicial means. The Facility shall handle each asbestos-related claim on behalf of all Subscribing Producers and Subscribing Insurers, and shall not settle an asbestos-related claim on behalf of fewer than all Subscribing Producers and Subscribing Insurers. The Facility shall settle each asbestos-related claim so as to extinguish claims for all damages, including punitive damages, and, in the settlement of asbestos-related claims, the Facility shall not pay punitive damages to claimants.

     2. The Facility shall hire competent and experienced legal counsel to defend asbestos-related claims and shall retain such counsel as are necessary and appropriate to defend the interests of Subscribing Producers. The Facility may use its employees and independent persons to provide professional medical and other assistance and advice.

     3. Actions against nonsubscribing persons may be undertaken by the Facility on behalf of Subscribing Producers and Subscribing Insurers, but the Agreement shall neither require nor preclude such actions.

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     4.    The Facility shall require valid evidence to support each claim against Subscribing Producers and Subscribing Insurers, and shall require credible medical evidence in each case prior to making payment to a claimant. Facility personnel shall be responsible for obtaining such evidence from each claimant and verifying it.

     5. A claimant shall be paid solely for asbestos-related physical impairment and dysfunction. If such claimant subsequently develops an asbestos-related malignancy, the claimant may submit a subsequent claim. In addition, the Facility may provide certain claimants whose claims have not matured with an opportunity to resubmit a claim to the Facility should additional medical evidence become available. The Facility may enter into agreements to suspend the running of statutes of limitations with respect to claims timely presented and shall adopt uniform, streamlined, expeditious procedures, including voluntary nonjudicial means of resolving disputed claims.

     6. Each asbestos-related claim shall be evaluated on its individual merits, but this shall not preclude two or more asbestos-related claims from being settled simultaneously.

     7. The Facility shall not make payments pursuant to a pre-determined schedule of benefits, but detailed claims guidelines shall be used to evaluate and settle asbestos-related claims. The Facility shall make payments and settle claims only on behalf of Subscribing Producers and Subscribing Insurers and shall be entitled to credit for settlements made and judgments paid by Subscribing Producers and Subscribing Insurers prior to subscription in the Facility.

     8. The Facility shall operate according to annual liability, defense and operational programs to be established by the Board of Directors. The Facility shall be subject to annual financial and quality control audits by persons selected by the Board of Directors and consisting of an equal number of representatives of Subscribing Producers and of Subscribing Insurers.


          VIII.  COVERAGE DISPUTES AND WAIVERS OF CLAIMS AND DEFENSES

     1. Each Subscribing Producer and each Subscribing Insurer shall forgo all claims for declaratory relief or damages, as to other Subscribing Producers and Subscribing Insurers, relating to the application of insurance to the investigation, settlement, defense or indemnification of asbestos-related claims within the scope of the Agreement. Upon becoming a signatory to the Agreement, all such claims shall be withdrawn and dismissed from pending actions, as to Subscribing Producers and Subscribing Insurers, with prejudice and without delay.

     2. Each Subscribing Producer and each Subscribing Insurer shall forgo all claims for contribution or indemnity (other than for contribution or indemnity assumed under written agreement) against other Subscribing Producers and Subscribing Insurers with respect to all asbestos-related claims except those claims with respect to which a Subscribing Producer or Subscribing Insurer has withdrawn pursuant to Section IV hereinabove.

     3. Each Subscribing Producer and each Subscribing Insurer shall waive claims for bad faith or punitive damages, as to other Subscribing Producers

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and Subscribing Insurers, with respect to all matters within the scope of the
Agreement; provided, that this waiver shall not apply to claims, including punitive damages, for breach of or bad faith with respect to the Agreement.

     4. This Section VIII shall not preclude a Subscribing Producer or Subscribing Insurer from seeking reimbursement under other provisions of the Agreement. In addition, there are a limited number of issues with respect to which the possibility of litigation is specifically provided for herein, but, except as otherwise provided in Paragraph 3 hereinabove, all claims for bad faith or punitive damages, as to other Subscribing Producers and Subscribing Insurers, shall be waived in such litigation.

     5. Except as otherwise provided in Appendix B hereto, each Subscribing Insurer shall waive and permanently abandon and shall not assert or apply any conditions or defenses based upon, or exclusionary provisions contained in, insurance policies, which defenses or provisions have the effect of reducing or denying insurance coverage available under any of the insurance policies issued by Subscribing Insurers to Subscribing Producers. This waiver includes clauses in multiple insurance policies issued by the same insurer that seek to shift the entire loss arising out of one occurrence to one of the insurance policies or to reduce the amounts payable under one insurance policy with respect to the entire loss by amounts paid under any one of the other insurance policies.

     6. Subscribing Producers and Subscribing Insurers shall resolve through alternative dispute resolution, in the manner set forth in Appendix C hereto, any disputed issues within the scope of the Agreement and the Appendices hereto.


                        IX. COVERAGE BLOCK AND FUNDING

     1. The "coverage block," with respect to each Subscribing Producer, consists of all insurance policies issued to such Subscribing Producer by its Subscribing Insurers to become effective prior to the date (within the period January 1, 1973 through December 31, 1979) selected by the Producer and set forth in its Schedules of Insurance and, except as set forth hereinbelow, shall not include any periods subsequent to said date; provided, that the coverage block shall not begin prior to the date of said Producer's first involvement with asbestos or asbestos-containing products. Insurance policies written to become effective prior to June 19, 1985, and subsequent to the ending date of a Subscribing Producer's initial coverage block may be added consecutively (by year with respect to annual limits) to such coverage block by payment, as due, of any applicable deductibles, retrospective rating premiums or self-insured retentions in accordance with the provisions of Sections XV and XVI hereinbelow and subject to appropriate credit for amounts previously paid by the Producer on account of such deductibles, retrospective rating premiums or self-insured retentions. Such insurance policies, when added, become part of the Producer's coverage block. Uninsured periods likewise may be consecutively added, and must be added if they fall between consecutively added insured periods; provided, that if a Producer adds a period for which it did not purchase insurance subsequent to the initial coverage block, such Producer shall make liability payments and pay allocated expenses for that period.

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     2.    The "exposure period," with respect to each asbestos-related claim for a particular injury, is the period from a person's first exposure to any asbestos or asbestos-containing products until first diagnosis of such injury or death resulting from such injury, whichever occurs first.

     3. Any insurance policies covering a part of the exposure period for a particular claim may be used to make liability payments and to pay allocated expenses for such claim in accordance with the provisions of this Section IX, in the manner set forth in Sections X and XI hereinbelow.

     4. An insurance policy of an insolvent Subscribing Insurer shall be treated as would any uninsured period in the initial coverage block; provided, that with respect to an insolvent London Company (exclusive of Lloyds syndicate members) that has underwritten a share within a particular insurance policy, the Subscribing Producer in question shall pay such insolvent Company's share of payments required under the insurance policy pursuant to the Agreement.

     5. Insurance policies that expressly provide coverage on a specific manifestation or claims-made basis or first discovery trigger shall be included within the coverage block in a manner consistent with their terms.

     6. Neither the insurance policies comprising a Subscribing Producer's coverage block nor any other insurance policies set forth in the Producer's Schedules of Insurance are dedicated solely to asbestos-related claims, and they may be used for the administration, handling or disposition of any other claims covered thereunder and, subject to the terms and conditions of the insurance policy in question, payments shall apply toward the exhaustion of any applicable insurance policy limits.

     7. With respect to each Subscribing Producer, all liability payments and allocated expenses arising out of the products hazard or completed operations hazard, as defined in the insurance policy in question, shall be covered exclusively by products coverage (subject to applicable aggregate limits if any), notwithstanding the presence of allegations such as, but not limited to, strict liability, failure to warn, negligence, breach of warranty, fraud, misrepresentation, concealment or conspiracy.

                             X. LIABILITY PAYMENTS

     With respect to a particular asbestos-related claim, liability payments attributable to such claim for each Subscribing Producer shall be made as provided hereinbelow:


           1. Subject to the provisions of Section XX hereinbelow, each primary insurance policy in the coverage block that covers any part of the exposure period shall make liability payments; and each excess insurance policy in the coverage block that covers any part of the exposure period not then covered by underlying primary or excess insurance in the coverage block also shall make liability payments; provided, that no insurance policy shall make liability payments after its limits of liability have been exhausted. Except as otherwise provided herein, whenever a Subscribing Producer has no insurance for a particular period within the coverage block, liability payments

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     otherwise allocable to that period shall be allocated pursuant to Paragraph
     2 hereinbelow to the periods within the coverage block for which the Subscribing Producer has insurance and to periods added to the coverage block for which the Subscribing Producer did not purchase insurance.

           2. The amount of liability payments to be made by each insurance policy described in Paragraph 1 hereinabove shall bear the same relation to the aggregate liability payments incurred as the part of the exposure period then covered by such insurance policy bears to the total parts of the exposure period then covered by insurance policies in the coverage block and by periods added to the coverage block for which the Subscribing Producer did not purchase insurance; provided, that a Subscribing Producer shall make liability payments only if no part of the exposure period is then covered by insurance policies in the coverage block, except as otherwise provided herein.

                            XI. ALLOCATED EXPENSES

     With respect to a particular asbestos-related claim, allocated expenses attributable to such claim for each Subscribing Producer shall be paid as provided hereinbelow:

           1. Subject to the provisions of Section XX hereinbelow, unless it expressly provides otherwise, each primary insurance policy in the coverage block that covers any part of the exposure period shall pay allocated expenses; and, unless it expressly provides otherwise, each excess insurance policy in the coverage block that covers any part of the exposure period not then covered by underlying primary or excess insurance in the coverage block also shall pay allocated expenses; provided, that such excess insurance policy shall only pay allocated expenses where: A) payment of allocated expenses would not apply against the aggregate limits of such excess insurance policy; or B) no primary insurance policies in the coverage block cover a part of the exposure period; or C) remaining primary insurance policies cover 10 percent or less of the period comprising the coverage block initially selected by the Subscribing Producer; or D) the initial coverage block is less than ten years and only one primary policy year remains within the coverage block. Except as otherwise provided herein, whenever a Subscribing Producer has no insurance paying allocated expenses for a particular period within the coverage block, allocated expenses otherwise allocable to that period shall be allocated to the periods within the coverage block for which the Subscribing Producer has insurance paying allocated expenses and to periods added to the coverage block for which the Subscribing Producer did not purchase insurance.

           2. The amount of allocated expenses to be paid by each insurance policy paying allocated expenses pursuant to Paragraph 1 hereinabove shall bear the same relation to the aggregate allocated expenses incurred as the part of the exposure period then covered by such insurance policy bears to the total parts of the exposure period then covered by insurance policies in the coverage block paying allocated expenses and by periods added to the coverage block for which the Subscribing Producer did not purchase insurance; provided, that a Subscribing Producer shall pay allocated expenses only if no part of the

                                     - 11 -
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     exposure period is covered by insurance policies in the coverage block paying allocated expenses, except as otherwise provided herein.

           3. The payment of allocated expenses shall not apply against the aggregate limits of primary insurance policies unless the insurance policies in question expressly provide otherwise. The payment of allocated expenses shall apply against the aggregate limits of excess insurance policies unless the insurance policies in question expressly provide otherwise; provided, that with respect to excess insurance policies that expressly follow the provisions of underlying insurance policies for the payment of allocated expenses, such underlying language shall apply except where it is inconsistent with the terms and conditions of the excess insurance policy.


              XII. PAYMENT OF ALLOCATED AND UNALLOCATED EXPENSES
                        FOLLOWING EXHAUSTION OF LIMITS

     1. Each Subscribing Insurer, with respect both to policies of insurance that expressly provide that the duty to defend ceases upon exhaustion of aggregate limits (generally, post-1966 standard form insurance policies) and to pre-1966 standard form insurance policies, shall pay allocated and unallocated expenses until its limits of liability are exhausted but not thereafter.

     2. As to Subscribing Producers whose asbestos-related claims are being administered by the Facility, Subscribing Insurers that have issued pre-1966 standard form insurance policies shall establish, administer and fund an Insurance Defense Program, as set forth in Appendix E hereto, to cover the allocated and unallocated expenses of all claims that under the Agreement would have triggered a pre-1966 standard form insurance policy. The Insurance Defense Program, on behalf of Subscribing Insurers that have issued pre-1966 standard form insurance policies, shall respond, as would any insurance policy paying allocated expenses under the Agreement, to pay allocated and unallocated expenses for any claim triggering a pre-1966 standard form insurance policy year where: A) there is no obligation in such policy year to pay allocated expenses for such claim; and B) no other insurance policies are paying allocated expenses for such claim or the payment of allocated expenses by any of the insurance policies paying allocated expenses for such claim applies against aggregate limits pursuant to Section XI hereinabove or the Subscribing Producer is paying allocated expenses for such claim. The Insurance Defense Program shall not be taken into account in determining whether an excess insurance policy pays allocated expenses pursuant to Paragraph 1 of Section XI hereinabove.


                       XIII. START-UP COSTS OF FACILITY

     1. All start-up costs shall be paid by Subscribing Primary Insurers in accordance with Appendix A-2 hereto.

     2. Charter subscribers may mitigate the start-up expense burden through entrance fees that shall be charged to new subscribers in accordance with Appendix A-2 hereto; provided, that new subscribers do not include Subscribing Producers, except in the case of a new Producer with no Subscribing Insurers.

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                     XIV. UNALLOCATED EXPENSES OF FACILITY

     1. All unallocated expenses of the Facility shall be paid by Subscribing Primary Insurers and Subscribing Excess Insurers as they are called upon to make payments within the terms of the Agreement, as described more fully in Appendix A-2 hereto.

     2. A Subscribing Insurer shall be relieved of the obligation to pay unallocated expenses upon the exhaustion of all of its obligations to make liability payments and to pay allocated expenses.

     3. A Subscribing Producer shall be obligated to pay a share of Facility unallocated expenses only after all applicable insurance within the coverage block is exhausted.

                XV. DEDUCTIBLES AND RETROSPECTIVE RATING PLANS

     1. When a Subscribing Producer includes within its coverage block a particular period of insurance subject to a deductible, self-insured retention or retrospective rating plan under which payment would be due from such Subscribing Producer, that Subscribing Producer shall pay the deductible, self-insured retention or retrospective rating premium as due, except as otherwise provided herein.

     2. A "date" shall be mutually agreed upon by each Subscribing Producer and its Subscribing Insurers for purposes of this Section XV and Sections XVI and XVII hereinbelow. The agreed-upon date may be the same as or different from the date unilaterally selected by the Subscribing Producer for the purpose of defining its coverage block pursuant to Section IX hereinabove. All insurance policies issued to a Subscribing Producer prior to the mutually agreed-upon date are "predate" insurance policies. All insurance policies issued to a Subscribing Producer subsequent to the mutually agreed-upon date are "post-date" insurance policies.

     3. All deductibles and retentions, whether in pre-date or post-date insurance policies, shall be applied in a pro-rata manner in the same proportion as the policy year is called upon to make liability payments.

     4. Once retrospective rating plans have been closed, whether prior to or following the date a person becomes a signatory to this Agreement, they shall not require any additional payments by a Subscribing Producer.

     5. Unless otherwise explicitly provided in the insurance policy in question, payment by a Subscribing Producer of a deductible shall not reduce the aggregate limits of such insurance policy.

     6. With respect to a primary insurance policy containing a clause or endorsement providing substantially that payments made which include a deductible amount shall not increase the Insurer's liability with respect to each occurrence and aggregate, once the Subscribing Producer or the Subscribing Primary Insurer has paid an amount equal to the aggregate limits, the Subscribing Producer shall pay no more on account of such deductible and the Subscribing Primary. Insurer and Subscribing Excess Insurer shall resolve between themselves the responsibility for payments for such year.

           XVI. APPLICATION OF INSURANCE POLICIES WITHOUT DEDUCTIBLE
                              OR RETENTION LIMITS

                        A. PRE-DATE INSURANCE POLICIES

     1. Where deductibles and retentions are not limited explicitly by the insurance policy language, the following schedule of multipliers shall apply to limit per policy year such deductibles and retentions:

                                                                 Policy
                                                                  Year
                   Face Amount of                               Cumulative
               Deductible or Retention          Multiplier       Maximum
               -----------------------          ----------       -------

Up to $5,000 ...........................            10           $ 50,000

Next $20,000 ...........................             7.5         $200,000


     2. With respect to per claim deductibles in excess of $25,000, the maximum to be paid for each policy year by a Subscribing Producer is the aggregate limit of the deductible-containing insurance policy. With respect to per occurrence deductibles in excess of $25,000, the affected parties shall resolve disagreements by negotiation, followed by non-binding alternative dispute resolution, followed, if necessary, by litigation. Any such resolution shall apply, in all respects, to the affected parties notwithstanding any other provisions of the Agreement.

     3. Where an insurance policy containing a deductible explicitly provides that payment of deductibles reduces aggregate limits, then payment of deductibles shall apply against aggregate limits, following the exhaustion of which, excess insurance policies shall become available. In all other cases involving deductibles, payment of deductibles shall not apply against aggregate limits, and excess insurance shall become available after the underlying insurance policy has paid its remaining limits.

                        B. POST-DATE INSURANCE POLICIES

     1. Deductibles and retentions shall apply as written. Affected parties shall resolve any disagreements by negotiation, followed by non-binding alternative dispute resolution, followed, if necessary, by litigation. Any such resolution shall apply, in all respects, to the affected parties notwithstanding any other provisions of the Agreement.

     2. With respect to deductibles or retentions in an insurance policy underlying an excess insurance policy that contains standard excess ultimate net loss and/or loss payable clauses, such excess insurance policy shall respond when liability payments equivalent to the amount of the aggregate limits of the underlying insurance policy in question have been made by the Subscribing Producer or the Subscribing Insurer or both, unless:

             (A) There is evidence that the Subscribing Excess Insurer was aware of the uncapped deductible or retention when writing its insurance policy, such evidence to be in: (1) the schedule of insurance in the excess insurance policy; (2) the underwriting file of the Subscribing Excess Insurer; (3) the underwriter's placing slip; or (4) the underwriting file of the London broker (not any American broker); and

             (B) Such evidence is provided to the Producer by the Excess Insurer within 60 days of March 29, 1985, or of the date that the excess insurance policy in question is listed in the Producer's Schedules of Insurance provided to such Excess Insurer, whichever occurs later.


       XVII.  APPLICATION OF INSURANCE POLICIES WITHOUT AGGREGATE LIMITS

                        A. PRE-DATE INSURANCE POLICIES

       1. With respect to (A) primary products liability coverage written without aggregate limits either inadvertently or before the aggregate concept was developed, (B) primary non-products liability coverage written without aggregate limits at any time, and (C) in the coverage for any particular year the first excess occurrence policy without aggregate limits written directly above an insurance policy with aggregate limits, the following schedule of multipliers shall apply per policy year to provide aggregate limits for such policies:

                                                                 Policy
                                                                  Year
                  Face Amount of Per                           Cumulative
              Occurrence/Accident Limits      Multiplier         Maximum

Up to $100,000..........................          10           $1,000,000

Next $200,000...........................           5           $2,000,000

Next $200,000...........................           3           $2,600,000

Next $500,000...........................           1.5         $3,350,000

Above $1,000,000........................           1               N/A


In addition, upon exhaustion of all applicable insurance policies for the year in question, the no-aggregate primary insurance policy shall respond with coverage equal to ten times the per occurrence/accident limits up to the first $1 million of the per occurrence/accident limits, minus amounts previously applied to the maximum limit of such insurance policy.

      2. All other primary products liability coverage written without aggregate limits shall apply as written. In the event of a dispute, affected parties shall engage in negotiation, followed by non-binding alternative dispute resolution, followed, if necessary, by litigation. Any such resolution shall apply, in all respects, to the affected parties notwithstanding any other provisions of the Agreement.

      3. All other excess occurrence policies without aggregate limits shall apply to the extent of one per occurrence/accident limit.

                        B. POST-DATE INSURANCE POLICIES

      Post-date insurance policies without aggregate limits shall apply as written. In the event of a dispute, affected parties shall engage in negotiation, followed by non-binding alternative dispute resolution, followed, if necessary, by litigation. Any such resolution shall apply, in all respects, to the affected parties notwithstanding any other provisions of the Agreement.


            XVIII.  POLICY PERIODS OF OTHER THAN 12 MONTH MULTIPLES

      1. Unless it expressly provides otherwise, an insurance policy of less than 12 months shall carry full aggregate limits for the term of such policy.

      2. Absent agreement among the affected parties, unless the insurance policy or other documentary evidence explicitly provides that another result was intended:

         (A) Where an insurance policy was extended prior to the expiration date for a period other than a multiple of 12 months: (1) if the extension was at the request of the Subscribing Producer, the period of less than 12 months shall carry pro-rata limits; and (2) if the extension was at the request of the Subscribing Insurer, the period of less than 12 months shall carry full aggregate limits;

         (B) Where an insurance policy was initially written for more than one year but not for a multiple of 12 months, then the period of less than 12 months also shall carry full aggregate limits; and

         (C) Where an insurance policy was canceled prior to the expiration date by either the Subscribing Producer or Subscribing Insurer, then the period of less than 12 months shall carry full aggregate limits, except where a Subscribing Excess Insurer canceled its insurance policy specifically to make its insurance policies concurrent with underlying insurance policies and the Subscribing Producer agreed, in which case the period of less than 12 months shall carry pro rata limits.

      3. Deductibles and retentions in insurance policies described in this
Section XVIII shall apply in a manner consistent with the application of limits hereunder.


                XIX.  RETROSPECTIVE AND PROSPECTIVE APPLICATION

      1. Except as otherwise provided in Section XXI hereinbelow, any and all provisions of the Agreement shall apply, as between a Subscribing Producer and Subscribing Insurer, to all liability payments and expenses incurred subsequent to the date on which both the Subscribing Producer and Subscribing Insurer became signatories to the Agreement, and with respect thereto and to the extent inconsistent herewith, shall nullify, repudiate, replace and supplant, as between such Subscribing Producer and Subscribing Insurer, any prior agreements or judicial determinations whether or not final; provided, that this Paragraph shall not apply to the extent that a Subscribing Insurer, by written agreement executed prior to March 29, 1985, extinguished or exhausted an insurance coverage obligation by payment of monies to a Subscribing Producer or affiliated company. With respect to such extinguishment of an insurance coverage obligation, the Subscribing Producer in question shall make liability payments and pay expenses (including payments due under Appendix E) as would the Subscribing Insurer in question under the Agreement in the absence of such extinguishment, and the Subscribing Producer shall make such payments and pay such expenses until the Subscribing Producer has paid hereunder an amount equal to the monies received from such Subscribing Insurer with respect to such extinguishment., plus investment income, if any, on such monies, and less any payments made and expenses paid directly by such Subscribing Producer for asbestos-related claims.

      2. Subject to the provisions of this Section XIX, and except as otherwise provided hereinbelow in this Paragraph 2, each Subscribing Producer and each Subscribing Insurer shall be reimbursed for liability payments and allocated and unallocated expenses, including deductibles, retrospective premiums and loss conversion factors, incurred prior to the date on which the Subscribing Producer or Subscribing Insurer became a signatory to the Agreement, such reimbursement to be made in accordance with the Agreement and as if the Agreement (but not Section VI or Appendix A-1) were in effect at the time such payments and expenses initially were incurred; provided, that payments and expenses incurred pursuant to an agreement explicitly providing that such payments are final or to a final settlement agreement or final judicial determination that became effective prior to the date on which the Subscribing Producer or Subscribing Insurer became a signatory to the Agreement shall not be subject to reimbursement or reallocation. Notwithstanding the provisions of Section XX hereinbelow, neither a Subscribing Producer nor a Subscribing Insurer shall make reimbursements for amounts that otherwise would have been reimbursed hereunder by an Insurer not a signatory hereto if said Insurer had become a signatory hereto.

      3. Reimbursement of payments and expenses due hereunder shall be made within 90 days of the date the Subscribing Producer or Subscribing Insurer became a signatory to the Agreement. At the option of such Producer or Insurer, reimbursement of payments and expenses may be made quarterly in not more than twelve equal consecutive installments from the date payable under the Agreement, with interest upon any unpaid principal balances compounded daily and payable on a quarterly basis at the rate of interest announced publicly by Citibank, N.A., in New York, New York, from time to time as Citibank, N.A.'s Base Rate.

      4. Reimbursement of payments and expenses pursuant to Paragraph 2 hereinabove shall be made by and reallocated among primary and excess insurance policies in a reasonable manner, and shall not require reallocation on an individual case basis.

      5. With respect to fees and expenses incurred in asbestos insurance coverage litigation, each Subscribing Producer and each Subscribing Insurer, in the absence of agreement, may submit claims for such fees and expenses to alternative dispute resolution.

      6. A Subscribing Producer shall not be reimbursed for allocated or unallocated expenses incurred in fulfilling its duty of assistance and cooperation under its insurance policies:

         (A) In-house costs claimed by a Subscribing Producer to be in excess of those incurred in fulfilling its duty of assistance and cooperation under its insurance policies, in the absence of agreement with its Subscribing Insurers, may be submitted to alternative dispute resolution; and

         (B) Claims by a Subscribing Producer for fees and expenses incurred for coordinating counsel, in the absence of agreement with its Subscribing Insurers, may be submitted to alternative dispute resolution.


                    XX. INSURANCE ISSUED BY NON-SIGNATORIES

      1. Whenever a Subscribing Producer has an insurance policy issued to it for a particular period within the coverage block by an Insurer that is not a signatory hereto, such Producer shall use its reasonable best efforts, including, if necessary, the timely pursuit of litigation, to obtain a final and reasonable settlement agreement or final judicial determination concerning the application of such insurance policy to asbestos-related claims. With respect thereto, each Subscribing Producer and each Subscribing Insurer, to the extent practicable, shall cooperate with and assist the Subscribing Producer in question.

      2. Whenever, with respect to an insurance policy described in Paragraph 1 hereinabove, the Subscribing Producer, pursuant to a final settlement agreement or final judicial determination, has received from the Insurer in question monies to administer, handle or dispose of asbestos-related claims, such Subscribing Producer shall make payments and pay expenses (including payments due under Appendix E) as would the Insurer in question with respect to such Producer if said Insurer had become a signatory hereto, and the Subscribing Producer shall make such payments and pay such expenses until the Subscribing Producer has paid an amount equal to the monies received from such Insurer to administer, handle or dispose of asbestos-related claims plus investment income, if any, on such monies and less proration of any payments made and unreimbursed expenses paid directly by such Subscribing Producer for asbestos-related claims or incurred in obtaining such judicial determination or settlement agreement.

      3. Whenever an insurance policy described in Paragraph 1 hereinabove would have had to make payments or to pay expenses on a particular claim under the Agreement had the Insurer in question become a signatory hereto, and the Subscribing Producer has not received monies from such non-signatory Insurer pursuant to Paragraphs 1 and 2 hereinabove, each insurance policy in the coverage block covering a part of the exposure period for such claim shall make payments and pay expenses, subject to applicable limits of liability, on a pro-rata basis in lieu of the non-signatory insurance policy and to the extent that such insurance policy would have had to make payments under the Agreement, up to the applicable limits of such insurance policy; provided, that the directly overlying excess insurance policy shall make such payments and pay such expenses in lieu of the non-signatory insurance policy only if no other insurance policies in the coverage block cover a part of the exposure period for such claim. Thereafter, upon a final settlement or final judicial determination described in Paragraphs 1 and 2 hereinabove, each Subscribing Insurer contributing hereunder shall, at its option, be reimbursed by the Subscribing Producer; provided, that total reimbursement of all such contributing Insurers shall not exceed the monies received by the Producer from the non-signatory Insurer to administer, handle or dispose of asbestos-related claims plus investment income, if any, on such monies and less payments made and expenses paid directly by such Subscribing Producer for asbestos-related claims or incurred in obtaining such judicial determination or settlement agreement.

      4. Whenever, with respect to an insurance policy described in Paragraph 1 hereinabove, the Subscribing Producer in question does not obtain a final settlement agreement or final judicial determination pursuant to Paragraphs 1 and 2 hereinabove within two years of the date upon which a Subscribing Insurer first has actually made liability payments and actually paid allocated expenses on a pro-rata basis in lieu of such non-signatory insurance policy pursuant to Paragraph 3 hereinabove, interest shall begin to accrue at the conclusion of such two year period on all liability payments actually made and allocated expenses actually paid by such Subscribing Insurer in lieu of the non-signatory insurance policy, and shall continue until the earlier of the date that the Subscribing Producer obtains such a final settlement agreement or final judicial determination or the date that the Subscribing Insurer in question would have exhausted its obligations to make payments or to pay expenses under the Agreement if the non-signatory Insurer in question had become a signatory hereto. Such interest shall be payable on a quarterly basis from the date of first accrual at the rate of interest announced publicly by Citibank, N.A., in New York, New York, from time to time as Citibank, N.A.'s Base Rate. When the Subscribing Producer in question obtains a final settlement agreement or final judicial determination, pursuant to Paragraphs 1 and 2 hereinabove, such Producer shall be reimbursed by the Subscribing Insurer in question for interest paid on any amounts that exceed the monies to which the Subscribing Insurer is entitled under the reimbursement provisions of Paragraph 3 hereinabove.

                         XXI.  ADDITIONAL SIGNATORIES

      1. Except as otherwise provided in Paragraph 2 hereinbelow, a Producer or Insurer may become a signatory to the Agreement subsequent to June 19, 1985, only upon application to and approval by the Board of Directors of the Facility. In determining whether such a Producer or Insurer may become a signatory hereto, the Board of Directors shall determine whether the best interests of the Facility and of the other signatories would be served thereby, in order to assure that the compromises herein and commitments of resources hereunder are duly respected, that such Producer or Insurer derives no unfair advantage with respect to the other signatories and that none of the other signatories suffers any unfair disadvantage by reason of said Producer's or Insurer's failure to become a signatory to the Agreement on June 19, 1985.

      2. Notwithstanding the provisions of Paragraph 1 hereinabove, a Producer or Insurer that has pending on June 19, 1985, a petition for reorganization under Chapter 11, Title 11, of the United States Code, may become a signatory to the Agreement on or before December 31, 1986; provided that:

         (A) Such Producer or Insurer conditionally subscribed to the Agreement prior to June 19, 1985;

         (B) Such Producer or Insurer covenants and agrees to be bound by all of the provisions contained herein and in the Appendices hereto, including the respective allocations of liabilities, costs and expenses pursuant to Appendices A-1 and A-2; and

         (C) The court of competent jurisdiction in such Chapter 11 proceeding shall have confirmed, by December 31, 1986, a plan of reorganization authorizing and directing such Producer or Insurer to become a signatory to the Agreement or ratifying said action.

      3. With respect to any Producer or Insurer that becomes a signatory hereto pursuant to Paragraph 1 or Paragraph 2 hereinabove, Sections VIII through and including XIX of the Agreement shall not apply between such Producer and each of its Subscribing Insurers or between such Insurer and each of its Subscribing Producers, as the case may be, absent the express written consent of the Subscribing Insurer or Subscribing Producer in question. In the absence of such consent, the insurance policies in question shall be treated under Section XX as if issued by an Insurer that is not a signatory hereto.

      4. Each person that subsequent to June 19, 1985, pursues litigation, other than as provided for under the Agreement, against a Subscribing Producer or Subscribing Insurer concerning matters within the scope of the Agreement shall, upon becoming a signatory hereto:

         (A) Reimburse each Subscribing Producer or Subscribing Insurer for all attorneys' fees and costs incurred in such litigation after June 19, 1985, and prior to the date such Producer or Insurer becomes a signatory hereto;

         (B) Forgo any claims for attorneys' fees and costs incurred in such litigation after June 19, 1985, and prior to the date such Producer or Insurer becomes a signatory hereto; and,

         (C) Reimburse each such Subscribing Producer or Subscribing Insurer for all damages (including punitive damages) paid by such Subscribing Producer or Subscribing Insurer as a result of such litigation.

      5. The application of the Agreement provided for herein is reasonable and necessary to obtain sufficient participation in the Agreement by Producers and Insurers on or before June 19, 1985, to ensure the continued viability of the Facility and to further and protect the interests of the signatories hereto.


                  XXII.  MODIFICATION, TERM AND CHOICE OF LAW

      1. The Agreement, including Appendices A through E hereto, is the entire agreement between and among Subscribing Producers and Subscribing Insurers for the administration, defense, payment and disposition of asbestos-related claims. All antecedent or contemporaneous extrinsic representations, warranties or collateral provisions concerning the negotiation and preparation of the Agreement and the Appendices hereto are intended to be discharged and nullified. In any dispute involving the Agreement or the Appendices hereto, no signatory shall introduce evidence of or seek to compel testimony concerning any oral or written communication made prior to June 19, 1985, with respect to the negotiation and preparation of the Agreement. Any modifications to the Agreement and Appendix B hereto may be made only by mutual agreement of all Subscribing Producers and Subscribing Insurers and in writing. Modifications to Appendices A, C, D and E may be made as provided therein.

      2. All disputes concerning the validity, interpretation and application of the Agreement or the Appendices hereto, or any provision thereof, and all disputes concerning issues within the scope of the Agreement shall be determined in accordance with applicable common law of the states of the United States.

      3. The Agreement shall have perpetual existence, notwithstanding the failure or invalidation of any particular provision in the Agreement or the Appendices hereto. Except as otherwise provided in the Agreement, neither termination of the Facility, termination of Facility membership nor withdrawal pursuant to Section IV hereinabove shall relieve a signatory to the Agreement of its rights and obligations hereunder, and each such signatory shall continue to abide and be bound by all of the terms and conditions of the Agreement and the Appendices hereto.


                              XXIII.  DEFINITIONS

      As used in this Agreement and the Appendices hereto, the following terms shall have the following meanings:

         1. Allocated Expenses--means all fees and expenses incurred for services performed outside the Facility that can be directly attributed to the defense and disposition of a particular asbestos-related claim.

         2. Asbestos-Related Claims--means any claims or lawsuits against any Subscribing Producers, Subscribing Insurers or the Facility, by whomever brought and in whatever procedural posture such claims or lawsuits may arise, seeking monetary relief (whether or not such relief is the only relief sought) for bodily injury, sickness, disease or death, alleged to have been caused in whole or in part by any asbestos or asbestos-containing product; provided, that asbestos-related claims shall not include claims for damage to or destruction of property or statutory claims for compensation by an employee against an employer.

         3. Deductibles--means, with respect to any insurance policy, that part of liability payments or, if the insurance policy so provides, that part of allocated expenses to be paid directly by the policyholder or reimbursed by the policyholder to the Insurer issuing such insurance policy.

         4. Insurers--means persons that are or were engaged in the business of providing liability insurance to Producers. "Primary Insurers" means Insurers that have issued primary insurance policies to Producers. "Excess Insurers" means Insurers that have issued excess insurance policies to Producers.

         5. Liability Payments--means the sums paid in settlement of, or in satisfaction of a judgment on, any asbestos-related claims, exclusive of allocated and unallocated expenses for such claims.

         6. Persons--means natural persons and organizations of any kind.

         7. Pre-1966 Standard Form Insurance Policy--means an insurance policy containing substantially the same defense-of-suits-clause as the pre-10/1/66 National Bureau of Casualty Underwriters editions of the standard general liability insurance policy.

         8. Producers--means persons that are or were engaged in the mining, manufacturing, production, processing, fabrication, distribution, installation, sale or use of asbestos or asbestos-containing products or that may have a liability with respect to asbestos-related claims.

         9. Retrospective Rating Plans--means rating plans that establish premiums based in whole or in part upon the policyholder's actual loss experience under the insurance policy.

         10. Self-Insured Retention--means the amount that is to be paid or assumed by the policyholder and which amount must be exceeded before overlying insurance will respond for coverage.

         11. Start-Up Costs--means those costs incurred by Insurers to establish the Facility, including funds used to purchase or lease Facility assets and to hire Facility personnel.

         12. Subscribing Insurers--means Insurers that have become signatories to the Agreement.

         13. Subscribing Producers--means Producers that have become signatories to the Agreement.

         14. Unallocated Expenses--means the overhead, operating and administrative expenses (other than allocated expenses) incurred in administering, defending and disposing of asbestos-related claims.


                               XXIV.  SIGNATURE

      The Agreement may be executed in any number of counterparts and by different signatories hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each Subscribing Producer and each Subscribing Insurer shall send one executed counterpart of the Agreement to a depository to be established and maintained by the Facility.

     IN WITNESS WHEREOF, the person named below has caused this Agreement to be signed by its authorized representative on this 19 day of June , 1985.
                                                --        ----     --

Name:  Armstrong World Industries, Inc.
       --------------------------------

By:    /s/ Joseph L. Jones
       -------------------

Title:   President
         ---------

Signed, sealed and delivered this 19 day of
                                  --
June , 1985 , in the presence of
-----    --


        /s/ Harry H. Welling
        --------------------
Witness to the signature of the above-named
person.

                                 APPENDIX A-1

                         PRODUCER ALLOCATION FORMULAE

      In accordance with Section VI of the Agreement, the liability payments (exclusive of punitive damage judgments) and allocated expenses incurred by the Facility on each asbestos-related claim shall be allocated among all Subscribing Producers pursuant to the formulae set forth below. Each Subscribing Producer's percentages determined in accordance with such formulae or Section H below shall be its "Allocation Percentages." The formulae apply only to Subscribing Producers who had active claims pending in the tort system as of September 30, 1983. The initial allocation percentages of "new entrants" shall be determined in accordance with Section H below.


                             A. LIABILITY PAYMENTS

      For open claims as of September 30, 1983, plus new claims reported to Subscribing Producers or the Facility for the period October 1, 1983, to one year after the opening date of the Facility, the allocation formula is as follows:

         1. For each major state: Pennsylvania, California, Texas, Washington, Massachusetts, Maryland, Virginia, New Jersey, Mississippi and Connecticut.

            (a) Determine the number of closed claims for each Producer as of September 30, 1983.

            (b) Determine the amount of indemnity dollars, including punitive damages, if any, paid or owing for each Producer as of September 30, 1983.

            (c) Divide each Producer's number of closed claims into its amount of indemnity paid or owing to arrive at an average cost per claim for each Producer.

            (d) Determine the number of open claims for each Producer as of September 30, 1983.

            (e) Multiply each Producer's number of open claims by each Producer's average cost per claim. This calculates each Producer's average cost times open claims.

         2. For the remaining states the following procedure will be followed for each Subscribing Producer.

            (a) Add together the number of closed claims in all remaining states as of September 30, 1983.

            (b) Add together the amount of indemnity paid or owing, including punitive damages, if any, in all remaining states as of September 30, 1983.

            (c) Divide each Producer's total number of closed claims into each Producer's total amount of indemnity paid or owing to arrive at each Producer's average cost per claim for states other than the major ones.

            (d) Add together the number of open claims in the remaining states as of September 30, 1983.

            (e) Multiply each Producer's number of open claims by its average cost per claim. This calculates each Producer's average cost times open claims for the remaining states.

         3. Combining the major states' and remaining states' information:

            (a) Add together each Producer's average cost times open claims (each Producer will have one amount for each major state and one amount for all remaining states).

            (b) To determine each Producer's allocation percentage, divide each Producer's average cost times open claims by the aggregate of all Subscribing Producers' average cost times open claims. An adjustment will be made for each Producer that had 20 or fewer closed claims in a state. For that Producer, its simple arithmetic nationwide average cost per claim (total closed claim--all states--divided into the total amount of indemnity--all states) is used as that state's average cost per closed claim.


                                   B. CREDIT

      An additional adjustment shall be made for all claims settled between September 30, 1983, and the opening of the Facility. For each Subscribing Producer, the aggregated payments in this period will be compared to the amount each Producer would have paid in the Facility.

      If a Producer's aggregated payments are equal to what it would have paid in the Facility, it will receive a full credit for such payments.

      If a Producer's aggregated payments are less than what it would have paid in the Facility, it will receive credit for the full amount paid, and pay an additional amount, so that its total payments equal what it would have paid in the Facility.

      If a Producer's aggregated payments are greater than what it would have paid in the Facility, it will receive a credit up to the amount it would have paid. The excess amount will be considered a "benefit" to all Subscribing Producers, and will be distributed to each (including the Producer making the payments) according to its respective allocation percentage.


                             C. ALLOCATED EXPENSES

      Each Subscribing Producer's allocated expense percentage shall be calculated by dividing its number of open claims as of September 30, 1983, by the aggregate of all open claims as of September 30, 1983, for all Subscribing Producers.

                              D. PUNITIVE DAMAGES

      Punitive damage judgments shall not be distributed among the Subscribing Producers according to the allocation percentages of this Appendix A-1, but shall be borne by the Subscribing Producer against which the judgment was rendered and its Insurers in accordance with the Agreement.


                           E. NO THIRD PARTY RIGHTS

      Nothing in the Agreement or this Appendix A-1 shall obligate a non-defaulting Subscribing Producer to make any payment on behalf of a Subscribing Producer who is in default in its obligations to make payments to the Facility under this Agreement or under the By-laws of the Facility, whether by virtue of insolvency, bankruptcy or otherwise.


                                   F. AUDIT

      The data submitted by Producers shall be reviewed for accuracy, consistency, reasonableness and completeness. A Producer shall no longer be bound to its allocation percentage if any necessary audit adjustments adversely affect the Producer's allocation percentage by more than 10 percent. If such a shift results from the submission of incomplete or inaccurate data on the part of a Producer, that Producer shall be bound to its adjusted percentage.


                           G. PROSPECTIVE ADJUSTMENT

            1. Irrespective of what information is collected for other purposes, the following types of information shall be obtained relating to pending and new claims as they enter the Facility:

               (a) Occupation of worker (see 3(a) below).

               (b) Duties of the worker.

               (c) Employment history (employers, dates, etc.).

               (d) Percentage of time involved in removal, repair or maintenance of asbestos-containing products.

               (e) Dates of exposure to asbestos-containing products.

               (f) States and/or cities where the claimant worked.

               (g) Specific projects on which the claimant worked.

               (h) Other as appropriate.

            2. The following types of information shall be obtained from Subscribing Producers:

               (a) List of all types of asbestos-containing products.

               (b) Date each Producer ceased placing such asbestos-containing products in the stream of commerce.

            3. Allocation percentages shall be adjusted prospectively one year after the date of opening of the Facility, and at three-year intervals thereafter, to reflect changes, if any, from the occupational mix of claims included in the data base used to compute the then existing allocation percentage. This adjustment shall be made as follows:

               (a) The total number of pending claims as of September 30, 1983, shall be divided into occupational categories. These categories shall include plantworker, construction (excluding insulator), shipyard (all trades involved in ship construction and repair), insulator and such other comparable categories as are significantly represented among the pending claims. Each occupational category shall be stated as a percentage of the whole. These constitute the "Facility Baseline Percentages."

               (b) The calculation described in (a) above shall be performed for claims pending against each Subscribing Producer to develop its "Producer Baseline Percentages."

               (c) Each Subscribing Producer's "Producer Baseline Percentages"
            shall be multiplied times its allocation percentage to determine its "Occupational Allocation Percentages."

               (d) For claims filed after the data cutoff for the preceding allocation percentage calculation, the calculation described in (a) above shall be performed to determine changes, if any, in the "Facility Baseline Percentages." The increase or decrease in the percentage for each occupational category determined by subtracting the "Facility Baseline Percentages" from the newly determined percentages shall be referred to as the "Adjustment Factors."

               (e) The percentages determined to be Adjustment Factors will be applied to the corresponding Occupational Allocation Percentages for each Producer to determine revised Occupational Allocation Percentages.

               (f) Each Producer's revised Occupational Allocation Percentages shall be aggregated to determine each Producer's revised allocation percentage. Any shortfall or overage in the sum of the revised allocation percentages for all Subscribing Producers shall be distributed among the Subscribing Producers on the basis of the then applicable allocation percentages.

               (g) In the event a new type of claim appears in significant numbers for which no Producer Baseline Percentages are appropriate, the Subscribing Producers shall determine appropriate sharing percentages for such claims. In the absence of agreement, the matter shall be decided pursuant to Paragraph 8 below.

               (h) The data and percentages computed as a result of one
            prospective adjustment shall be used as the bases for the next.

           4. The procedure described above shall be modified as follows to account for Subscribing Producers who have ceased placing asbestos-containing products in the stream of commerce:

                 (a) Determine the dates on which a Subscribing Producer ceased placing asbestos-containing products in the stream of commerce.

                 (b) Determine the percentage of all post-September 30, 1983, claims in which the claimant's first exposure to asbestos-containing products occurred subsequent to the date determined in (a) above. In determining this percentage, alleged post-date exposures resulting from the removal, repair or maintenance of asbestos-containing products shall be excluded from those claims with a first exposure after the date determined in (a).

                 (c) The percentage determined in (b) above shall be used as a component in calculating the Adjustment Factor for Producers impacted by (a) and (b) above, so as to reduce such Producer's allocation percentage.

           5. No Subscribing Producer's allocation percentages shall change by more than 15 percent of its initial allocation percentages as a result of any one prospective adjustment, except as may be provided pursuant to Section H below. Any amount eliminated from the adjustment by application of this cap shall be distributed among other Subscribing Producers on the basis of their then applicable allocation percentages.

           6. The percentage change in any Subscribing Producer's allocation percentage, including application of Paragraph 5 above, shall be applied to its allocation percentage for Allocated Expenses as well as Liability Payments.

           7. All matters pertaining to the prospective adjustment shall be decided solely by the Subscribing Producers.

           8. Any Subscribing Producer that believes that application of any prospective adjustment to its particular facts is inequitable, that any determination required by Subparagraphs G.3(a) or 4(a) above is incorrect, or that the calculation of any prospective adjustment has been performed inaccurately may take the matter to alternative dispute resolution within the Facility. Such Producer shall bear the burden of proof. If 51 percent of the Subscribing Producers with 51 percent of the allocation percentages (for liability or allocated expenses depending on the issue involved) so agree, application of the prospective adjustment may be changed without an alternative dispute resolution proceeding. This shall not preclude any Subscribing Producer who does not agree from taking the matter to alternative dispute resolution within the Facility. Such Subscribing Producer shall bear the burden of proof. No determination through alternative dispute resolution or by the Subscribing Producers may alter the 15 percent limitation established in Paragraph 5 above.

                                H. NEW ENTRANTS

     Those Subscribing Producers whose data were not part of the data base from which the Producer allocation formulae were derived shall submit such data. In the event the data that any such Producer submits are substantially the same in qualitative and quantitative terms as the existing data base, the Producer shall have its allocation percentages computed pursuant to these formulae. Producers whose data are not substantially the same in qualitative and quantitative terms shall be admitted on a mutually-agreeable basis.

                                 APPENDIX A-2

          INSURER ALLOCATION OF START-UP COSTS AND OPERATING EXPENSES

1.   Primary Objective

     Fairness in allocation method or formula decided upon.

2.   Secondary Objective

     A.    Ease of administration.

     B.    Attractiveness to prospective members, i.e., sales appeal.

     C.    Long-term workability.

3.   Types of Funding

     Funding will be divided into three main areas:

     A. Funds (seed money) required to be expended before the final subscription period is concluded. These funds are reimbursable.

     B. Funds provided by a single initial assessment of all Insurer subscribers to be paid no later than thirty days after the final subscription date. These funds are to be used for necessary expenses incurred before the Facility becomes operational.

     C. Funds required to ensure the ongoing operation of the Facility, including the cost of the development of the data processing system and its continued operation and maintenance, including the repayment of the initial seed monies furnished by members of the Asbestos Claims Council prior to the final subscription date.

4.   Method of Funding

     As regards each area of funding required, a separate method is provided for:

     A. First, as regards funds (seed money) required to be expended before the final subscription date or at most before a period not to exceed thirty days thereafter.

           (1) It should be noted that members of the Asbestos Claims Council have already incurred many thousands of dollars of expense, and this expense is considered to be part of seed money required and will be included as part of the pre-operation expenditures as being reimbursable. It is expected that prior to the close of the final subscription period such expenses will continue to be incurred (e.g., Center for Public Resources charges, consultant fees and other similar expenses), that these expenses will continue to be paid by Council members as heretofore and that these additional expenses will likewise be reimbursable.

     B. Second, as regards the single initial assessment for funds to be used for expenses between the final subscription date and the date when the Facility becomes operational:

           (1) Immediately after it is determined that the number of subscriptions is sufficient so that the plan is a viable one, a nonreimbursable initial assessment fee of $100,000 will be assessed against each and every non-Lloyds and London Company subscriber. At this same time, a nonreimbursable initial assessment fee in the amount of $250,000 will be assessed as a total sum against all those subscribers represented by Lloyds and London Companies. All the monies collected by reason of these initial assessment fees are intended to cover expenses incurred between the end of the subscription period and the establishment of an ongoing line of credit to be established as soon as possible after the incorporation of the entity is finalized.

           (2) If there should be any monies remaining in this fund when the Facility operations begin, those monies will pass into the general operating fund designed to cover the expenses of the operation.

           (3) Any Insurer that subscribes to the Facility after the close of the initial subscription period will pay an initiation assessment of two times the initial assessment fee of charter subscribers, and that money will pass into the appropriate operating fund.

     C. As regards funds to ensure the ongoing operation of the Facility, the cost of development, continued operation and maintenance of the data processing system and the repayment of the initial seed money to members of the Asbestos Claims Council:

           (1) A surcharge which will be established by the Comptroller will be made against each Insurer (or Producer if its claims are handled by the Facility after the exhaustion of available coverage) for each of its claims as same is disposed of predicated upon (a) a percentage of indemnity paid and (b) a percentage of the allocated expenses paid. In no way or manner will the amounts of this surcharge in any way reduce or in any other manner impact the amount of indemnity coverage available to any insured.

           (2) For the purposes of this surcharge, a claim will be considered to be a separate matter for each Insurer (Producer) for whom either an indemnity payment is made or an allocated expense is incurred or where both an indemnity payment is made and an allocated expense incurred for the same matter. For these purposes, the definition of indemnity payment and allocated expense is the common one used for insurance accounting purposes.

           (3) The percentage of the surcharges may be different for indemnity and for allocated expense. By assessing a surcharge against indemnity, the problem which arises by reasons of Insurers (or Producers) making only indemnity payments at any one time is addressed. By assessing surcharges against allocated expense, the problem which arises by reason of the Facility successfully defending claims so that no indemnity need be paid is addressed in that these users also contribute. The underlying rationale is to assure that all users contribute to the cost of operating the Facility to the extent that the usage can be properly measured.

           (4) The amount of the surcharge will be determined after studies are concluded as to the estimation of annual likely indemnity and allocated payments.

           (5) As soon as possible after the Facility becomes a corporate entity, an initial line of credit will be obtained to ensure that sufficient funds are available for all preliminary and initial stages of the operation.

           (6) During the initial months of operation, the Comptroller will draw down from the line of credit that amount of money which is required as a difference between operating expenses and surcharges received to meet the obligations incurred by reason of organization and operating expenses.

           (7) As the Facility operations mature, there will come a time when the monthly surcharges collected will exceed the total monthly operating expenses. Those excess funds will now be applied first toward reinstating the full amount of the line of credit and thereafter toward reimbursing in equal shares those carriers who advanced seed money during the presubscription period and the time between the end of the subscription period and the collection of the assessment fees referred to in Paragraph 4-B(1).

           (8) At the time the line of credit becomes fully reimbursed, it will be reduced to an amount felt to be necessary and proper by the Comptroller to ensure against monthly shortfalls in surcharges collected.

           (9) Surcharges will continue to be levied in the same manner until the Comptroller has acquired a fund of money that will be sufficient to ensure the continued operation of the Facility for a period of at least two years forward.

           (10) At that point in time, the Comptroller will reevaluate the surcharge schedule and recommend to the Board of Directors a schedule that will continue the level of available operating funds at a level which will ensure two future years of operation.

           (11) Thereafter for the purposes of timing, an evaluation of the funding, etc. will be made twice each year e.g., as of June 30 and December
     30. At that time, the Comptroller will report and make recommendations to the Board of Directors. The Board will then direct the necessary action.

           (12) The Comptroller may recommend the discontinuance of the line of credit at any time when he deems he has accumulated sufficient operating funds to ensure at least two years of future operation.

           (13) As regards the cost of development, continued operation and maintenance of the data processing system, this will be considered to be a part of the annual operating expenses of the Facility and such expenses will be covered by the surcharge in the same manner as are all other expenses.

           Further, as regards the data processing system, it is contemplated:

                 (a) That the development costs of the system after the completion of the user specification period will be in the area of $5,500,000. This is the best available estimate as of October, 1984.

                 (b) That the Facility will enter into a likely seven year contract with the vendor for the operation of the system and that the monthly charges for paying for the cost of development plus operation of the system will be in the area of $180,000 per month. These charges will be included in the Facility operation budget.

                 (c) Because the payment of the development costs is spread across a contract that contemplates at least seven years of operation, it is agreed and understood by all Insurer subscribers that if the Facility should cease to operate before the development costs are fully paid, the remaining sum due will be divided among all Insurer subscribers, with the exception of Lloyds and the London companies, in equal shares in order to discharge this obligation.

                                  APPENDIX B

                      CONDITIONS, DEFENSES AND EXCLUSIONS
                       RESERVED BY SUBSCRIBING INSURERS

     Subscribing Insurers reserve the right to raise only the following conditions, defenses or exclusions pursuant to Paragraph 5 of Section VIII of the Agreement, and Subscribing Producers reserve the right to contest same; disputes concerning such matters shall be resolved pursuant to Paragraph 6 of
Section VIII of the Agreement:

           1. That particular insurance policies were never issued or were canceled; provided, that a Subscribing Insurer that disputes the existence of an applicable insurance policy or part thereof notifies the affected Subscribing Producer of its intention to assert such a defense. The notice required under this provision shall identify the policy or policies involved and shall be given within 30 days of March 29, 1985, or of the date that the insurance policy in question is listed in the Producer's Schedules of Insurance provided to such Insurer, whichever occurs later.

           2. That, with respect solely to matters occurring subsequent to June 19, 1985:

                 (a) the Subscribing Producer misrepresented or failed to disclose information material to an underwriter's issuance of an insurance policy, including information on the declarations page; or

                 (b) the Subscribing Producer breached its duties under an insurance policy, in the event of an occurrence, claim or suit, to give notice and to assist and cooperate; provided, that notice to and cooperation with the Facility shall be deemed to satisfy these duties.

           3. That, with respect solely to matters occurring subsequent to June 19, 1985, or matters that were the subject of a dispute between an

     Insurer and Producer prior to May 1, 1984, the Subscribing Producer failed to pay insurance policy premiums.

           4. That insurance coverage is not available due to or is affected by multiple insurance policies issued solely to comply with state requirements, the inapplicability of a pre-merger or pre-acquisition insurance policy to after-acquired liabilities, exhaustion of applicable limits of liability, or the existence or non-existence of a defense obligation in an insurance policy or the obligation to provide supplementary defense payments; provided, that nothing contained herein shall be deemed to modify Sections XI, XII or XVII of the Agreement.

           5. That the Subscribing Producer failed to permit inspection and audit for retrospective premium purposes for a period of three (3) years after the ending date of the insurance policy period.

           6. That, subsequent to May 1, 1984, and other than by operation of the Agreement, a Subscribing Producer prejudiced the subrogation rights of a Subscribing Insurer or assigned an interest in an insurance policy without the approval of the Insurer.

           7. That coverage under an insurance policy is not available due to express exclusions for claims otherwise recoverable under automobile insurance, claims for statutory worker's compensation benefits or claims otherwise recoverable under worker's compensation or employer's liability insurance.

           8. That coverage under an insurance policy is not available due to express exclusions for claims involving particular territories, particular operations of the insured, particular locations, particular products or particular diseases.

           9. That any changes in any insurance policies must have been made in writing pursuant to policy terms in order to be effective.

           10. That the insurance policy in question does not cover punitive damage awards due to an express exclusion or because the law of the state governing the insurability of punitive damages in the particular case holds that punitive damage awards are not covered by insurance because of public policy or contract interpretation; provided, that if such holding is by other than the highest court of the state in question, the Subscribing Producer and the Subscribing Insurer each shall pay 50 percent of the punitive damage award. Any disagreement as to whether punitive damage awards are covered by insurance shall be resolved by negotiation, followed by non-binding alternative dispute resolution, followed, if necessary, by litigation. Any such resolution shall apply, in all respects, to the affected parties notwithstanding any other provision of the Agreement.

                                   APPENDIX C

                         ALTERNATIVE DISPUTE RESOLUTION

                                  INTRODUCTION

     Alternative Dispute Resolution ("ADR") is the method for resolving disputed issues as provided in the Agreement. ADR involves three basic stages: 1) good-faith negotiation; 2) a proceeding concluding with a binding decision if litigation is not allowed and a non-binding decision if litigation is allowed (the "Proceeding"); and 3) an appellate process for the binding decision.

     At the negotiation stage, a person (the "Neutral") will be selected who will be empowered to employ a full range of informal, mediational techniques with Principals present. After the Proceeding there will be a final settlement conference with the Judge and/or the Neutral as a last attempt to reach a Party-fashioned solution. This is to be followed by a binding decision or litigation if litigation is allowed. The binding decision may be appealed to a panel of three Judges.

     Before and during formal initiation of the ADR Procedure, all Parties are strongly encouraged to engage freely in any informal negotiation desired with the express goal of reaching a negotiated solution.


                                  OBJECTIVES

1.   TO ENCOURAGE A NEGOTIATED RESULT RATHER THAN USE OF ADR.

2.   TO MAXIMIZE OPTIONS FOR PRAGMATIC SOLUTIONS.

3.   TO BE COST-EFFECTIVE.

4.   TO BE SPEEDY.

5.   TO BE EFFICIENT.

6.   TO BE FAIR.

7.   TO ENCOURAGE CONSISTENCY OF INTERPRETATION.

                                  DEFINITIONS

1.   Days--Business days.

2. Party--When there are more than two Parties involved in a dispute, the use of the word Party in this document shall be interpreted to mean all Parties on a side. Thus, for example, joint Parties must exercise strikes collectively.

3.   Principal--An individual with settling authority for a Subscriber.

4.   Subscribers--Subscribing Producers and Subscribing Insurers.

                               THE NEGOTIATION
  Day
  ---
                 1.00  Negotiation Procedure

   1                   1.1   A Party or Parties notify the ADR branch of the
                             Asbestos Claims Facility* ("Facility") of the dispute and request ADR.

   2                   1.2   Case is docketed by the Facility.

                 2.00  Aggregation of Issues Between Disputing Parties

                       2.1 Issues may be aggregated only by agreement of all Parties.

                 3.00  Good Faith Negotiation

                       3.1 The Facility shall maintain a Panel of Neutrals who have been approved by the Initial Subscribers. These Neutrals will be qualified and prepared to apply the full range of informal mediational processes and techniques. Criteria for selecting a Panel of Neutrals are set forth in Exhibit 1 hereto.

   3                   3.2   If the Parties can agree on one or more Neutrals
                             selected from the Panel, they will notify the Facility of the name or names selected. If the Parties cannot agree, the Facility will notify the Parties of a list of seven available Neutrals.

   5                   3.3   The Parties will notify the Facility of three
                             mutually acceptable Neutrals. Each Party may strike two names from the list provided by the Facility;
                             the initiating Party strikes first by telephone.

   7                   3.4   The Facility will notify the Parties of the name of
                             the Neutral and the time and the place of the first meeting. There shall be no ex parte communications with the Neutral.

   9 to
completion             3.5   Good-faith negotiations shall be held with the
                             Principals and the Neutral present. Good-faith negotiations require that the Parties make good-faith offers and/or demands. The Parties and the Neutral should undertake to develop all options for resolution and prepare:

                             3.51  A statement of issues.

                             3.52  A statement of desired results.

                             3.53 An exchange of key documents, testimony, and other relevant information.

                             3.54  A statement of offers.

                       3.6 If, in the judgment of the Neutral, good-faith negotiations have taken place and the Parties cannot achieve resolution, either Party may initiate the Proceeding. If the Parties feel that good-faith negotiations have taken place and the Neutral does not agree, the Parties may initiate the Proceeding. If one Party believes that good-faith negotiations have taken place, but the other Party and the Neutral disagree, the Parties shall proceed as set forth in the Procedure Manual.

------------
* The Facility is more particularly described in Sections II through VII of the Agreement. ADR can be modified by unanimous agreement of the Parties, the Trial Judge and the Facility. The Parties may apply to the Trial Judge for modification of the ADR Procedure on a showing of good cause.

                                            THE PROCEEDING
  Day
  ---

                 4.00  Initiation of the Proceeding

   1                   4.1   The Parties notify the Facility of the request for
                             the Proceeding.

   2                   4.2   The Facility notifies all Subscribers of the
                             request for the Proceeding.

 3-10                  4.3   New Parties may be joined at this point if all
                             existing Parties agree. A written consent by all Parties to such joinder must be filed with the Facility no later than seven days after notification by the Facility of the Proceeding.

                       4.4 The Facility shall maintain a Panel of Trial Judges who have been approved by the Initial Subscribers. Criteria for selecting a Panel of Trial Judges are set forth in Exhibit 2 hereto.

  11                   4.5   If the Parties can agree on one or more Trial
                             Judges from the Panel, they will notify the Facility of the name or names selected. If the Parties cannot agree, the Facility will notify the Parties of a List of seven available Trial Judges.
                             The list of Trial Judges shall not include the Neutral, and there shall be no communication between the Trial Judge and the Neutral.

  13                   4.6   The Parties shall notify the Facility of three
                             mutually acceptable Trial Judges. Each Party may strike two names from the list provided by the Facility; the initiating Party strikes first by telephone.

  15                   4.7   The Facility shall notify the parties of the name
                             of the Trial Judge and the time and place of the first conference. There shall be no ex parte communications with the Trial Judge.

  16                   4.8   The Parties shall forward to the Trial Judge a
                             joint statement of facts, issues, requested relief, and requests for documents not previously produced and other relevant information.

  19             5.00  Initial Conference. Principals need not be present.

                       5.1 The Trial Judge shall review and clarify the statement of dispute, issues, requested relief, and status of settlement; confirm the trial date, place and schedule; and rule on any disputes relating to document production.

                 6.00  Discovery

  24             6.1    Production of Documents. Parties will produce all
                        requested documents not previously produced. The Trial
                        Judge will be present during the production.

29-38            6.2    Depositions.

                        6.21 No more than five days per side unless the Trial Judge rules otherwise. The Trial Judge has the discretion to rule otherwise in cases where there is a multiplicity of Parties or issues, or for good cause shown.

                        6.22 The Trial Judge will be present unless the Parties agree otherwise.

  40      7.00   Pre-Proceeding Conference.  The Principals and the Trial
                 Judge must be present.

                 7.1 The Parties shall exchange and provide the Trial Judge (in writing) with:

                        a. Lists of witnesses and summaries of direct testimony related to issues to be proven.

                        b.    Exhibits related to issues to be proven.

                        C.    Trial briefs.

                 7.2 The Trial Judge shall resolve issues such as authenticity, admissibility, etc.

47-57     8.00          Proceeding. The case shall be presented to the Trial
                        Judge and the Principals, who are required to be present.

                 8.1 The first Party may put on its direct case for up to two days. The second Party may cross examine for up to one day. The Trial Judge may summarize the state of evidence.

                 8.2 The second Party may put on its direct case for up to two days. The first Party may cross examine for up to one day. The Trial Judge may summarize the state of evidence.

                 8.3    Each side may have up to one-half day for rebuttal.

                 8.4 Argument. The First Party may present direct argument for up to one hour. The Second Party may present rebuttal for up to one-half hour. The Second Party may present direct argument for up to one hour. The First Party may present rebuttal argument for up to one-half hour. Questioning by the Trial Judge is allowed.

                 8.5    A record of the Proceeding shall be kept.

                 8.6 The Trial Judge has the discretion to alter the length of the Proceeding in cases where there is a multiplicity of Parties or issues, or for good cause shown.

   58    9.00    Final Settlement Conference

                 9.1 The Trial Judge shall meet with the Principals. If all the Parties agree, the Trial Judge may:

                        a. Discuss the strengths and weaknesses of each Party's case;

                        b.    Question the Parties in an effort to conciliate;
                              and

                        c.    Engage in mediation, as the Trial Judge sees fit.

   60     10.A   Non-Binding Decision, where the issue is one for which
                 litigation is allowed.

                 10.Al  There will be no written opinion.

                 10.A2 An advisory opinion will be provided to any Party who requests it. The advisory opinion shall not be provided until two days after the Final Settlement Conference.

                 10.A3 Nothing from the ADR process is admissible in subsequent litigation.

                 10.A4 There will be a cooling off period of up to two days if the Trial Judge deems it advisable.

  62             10.A5  A final negotiation session shall be held after
                        the non-binding decision, with the Trial Judge and/or the original Neutral present, if all Parties agree.

                 10.A6 If settlement is not achieved at the final negotiation session, the Parties proceed to litigation.

72-79            10.B   Binding Decision, where the issue is one for which
                        litigation is not allowed. The Parties will have one week to file additional briefs or comments, and then the Trial Judge shall issue a written opinion and judgment within two weeks of the close of the Proceeding or the submission of additional papers, whichever is later. The opinion and judgment shall contain:

                        10.Bl Statement of relief granted.

                        10.B2 Statement of costs, expenses and fees awarded to
                              the prevailing party. Prejudgment interest shall be awarded as provided in the Agreement and the Procedure Manual.

                        10.B3 Findings of Fact and Conclusions of Law shall be
                              issued.

                        10.B4 Petitions for rehearing may be filed but will not
                              affect the time for appeal

                                APPELLATE PROCESS

                 11.00  Appeal

  1                     11.1  No later than 10 days after the decision any Party
                              desiring to appeal shall notify the Facility. The notice of appeal shall include a statement of the dispute, the requested relief, and the decision rendered below.

  2                     11.2  The Facility will docket the appeal and notify all
                              Subscribers.

                        11.3 The Facility shall maintain a Panel of Appellate Judges who have been approved by the Initial Subscribers. Criteria for selecting a Panel of Appellate Judges are set forth in Exhibit 3 hereto.

  3                     11.4  If the Parties can agree on three or more
                              Appellate Judges from the Panel, they will notify the Facility of the names selected. If the Parties cannot agree, the Facility will notify the Parties of a list of nine available Appellate Judges. The list of Appellate Judges shall not include the Neutral or the Trial Judge, and there shall be no communications between the Appellate Judges and either the Neutral or the Trial Judge.

  4                     11.5  The Parties shall notify the Facility of five
                              mutually acceptable Judges. Each Party may strike two names from the list provided by the Facility;
                              the initiating Party strikes first by telephone.

  6                     11.6  The Facility shall notify the Parties of the three
                              Appellate Judge Panel and the date of the appellate pre-argument conference which shall be held three days later.

  9                     12.00 Appellate Pre-Argument Conference

                        12.1 The Court shall review the issues on appeal and the relief requested.

                        12.2 The Court shall confirm that the appeal is in good faith and, if all the Parties agree, shall conduct settlement negotiations as to the issues on appeal.

                        12.3  The Court shall confirm the appeal schedule.

                 13.00  Record On Appeal

  11                    13.1  The Appellant shall file the record with the
                              Facility.

  13                    13.2  The Appellee shall supplement the record if
                              necessary.

                 14.00  Briefs

  21                    14.1  The Appellant's brief is due 10 days after the
                              filing of the record.

  41                    14.2  The Appellee's brief is due 20 days after filing
                              of the Appellant's brief.

  46                    14.3  The Appellant's reply brief is due five days after
                              filing of the Appellee's brief.

  51             15.00  Argument

                        15.1  Appellant--45 Minutes.

                        15.2  Appellee--One Hour.

                        15.3  Appellant--15 Minutes.

                        15.4 The Court may examine counsel either during the argument or after the argument is closed.

  65             16.00  Decision. The Court shall issue a written opinion within two weeks of the close of the argument. The opinion shall contain:

                        16.1  Statement of relief granted.

                        16.2 Statement of costs, expenses and fees awarded to the prevailing Party. Prejudgment interest shall be awarded as provided in the Agreement and the Procedure Manual.

  66             17.00  Rehearing. The procedure for Rehearing at the appellate level (and at the Proceeding) shall be as provided in the Procedure Manual.

                 100.00 Miscellaneous Provisions

                        100.1 Amicus Curiae Briefs

                              a. Any Subscriber may file an amicus curiae brief as a matter of right at either the Proceeding or Appellate stage.

                              b. The Court may accord the brief whatever weight it deems appropriate.

                        100.2 The standard for reversal on appellate review is
                              whether the decision is clearly erroneous. If all

                              Parties request, the Trial Judge may help the Parties resolve their differences, and efforts by the Trial Judge in this regard are not subject to appeal.

                        100.3 All questions of law, including conflicts of law
                              and burden of proof, shall be resolved by the Trial Judge as provided in the Procedure Manual.

                        100.4 The Trial Judge and the Appellate Panel shall have
                              the power to impose sanctions for failure to comply with any aspect of the ADR Procedure. Sanctions also may be imposed for frivolous appeals and frivolous petitions for rehearing. The sanctions may include costs, fees, and expenses; the relief requested by any Party; and any further monetary or other sanctions that the Trial Judge or the Appellate Panel deems appropriate. There will be a right of appeal with regard to any award of sanctions by the Trial Judge.

                        100.5 The Board of Directors of the Facility shall
                              provide guidance and instructions regarding the ADR Procedure and all problems relating thereto, with assistance from the General Counsel's office as necessary.

                        100.6 There will be no precedential effect of any
                              decisions rendered in the ADR Procedure.

                        100.7 All decisions in the ADR Procedure shall be filed
                              with the Facility but will be maintained by the Facility on a confidential basis and shall be available only to Subscribers.

                        100.8 The Federal Rules of Evidence will be applied by
                              the Trial Judge unless modified by the Procedure Manual. Depositions and trial transcripts in prior actions automatically will be admissible, subject to whatever weight the Trial Judge determines to give such evidence.

                        100.9 The Facility will bear the costs of the ADR
                              Procedure and the costs of the Neutrals until Initiation of the Proceeding (4.00). From then on, all costs will be paid by the losing Party. The procedure for payment of such costs is provided in the Procedure Manual.

                                PANEL OF NEUTRALS

         It is anticipated that the panel of Neutrals will be drawn primarily from the CPR Judicial List. However, all Neutrals shall be approved by the Initial Subscribers.

         The criteria to be used to select a Neutral are as follows:

             1. Neutral and unbiased toward any of the parties or the industries involved.

             2. Distinguished and respected in the business or legal communities.

             3. Available on a sustained basis and on reasonably short notice.

             4. Experienced in the techniques of Alternative Dispute Resolution or willing and able to learn quickly.

             5. Unquestioned integrity.

             6. Experienced.

             7. Creative.

                                    EXHIBIT I

                              PANEL OF TRIAL JUDGES

     It is anticipated that the panel of Trial Judges will be drawn primarily from the CPR Judicial List. However, all Trial Judges shall be approved by the Initial Subscribers.

     The criteria to be used to select a Trial Judge are as follows:

         1. Neutral and unbiased toward any of the parties or the industries involved.

         2. Distinguished and respected in the business or legal communities.

         3. Available on a sustained basis and on reasonably short notice.

         4. Unquestioned integrity.

         5. Creative.

         6. Judicial experience at the trial court level.

         7. Exhibits judicial temperament; that is, the judge is:

            a. Impartial;

            b. Patient;

            c. Courteous;

            d. Decisive;

            e. Fair; and

            f. Effective.

                                    EXHIBIT 2
                            PANEL OF APPELLATE JUDGES

     It is anticipated that the panel of Appellate Judges will be drawn primarily from the CPR Judicial List. However, all Appellate Judges shall be approved by the Initial Subscribers.

     The criteria to be used to select an Appellate Judge are as follows:

         1. Neutral and unbiased toward any of the parties or the industries involved.

         2. Distinguished and respected in the business or legal communities.

         3. Available on a sustained basis and on reasonably short notice.

         4. Unquestioned integrity.

         5. Creative.

         6. Judicial experience at the appellate court level.

         7. Exhibits judicial temperament; that is, the judge is:

            a. Impartial;

            b. Patient;

            c. Courteous;

            d. Decisive;

            e. Fair; and

            f. Effective.

                                   EXHIBIT 3

                                  APPENDIX D
                            SCHEDULES OF INSURANCE

     Following are: 1) guidelines to assist in the completion of the Schedules of Insurance pursuant to the provisions of the Agreement; 2) the forms of Schedules to be used; and 3) the form of Schedules Certification to be executed by each Subscribing Producer and its Subscribing Insurers. All policies of insurance affording general liability, products liability or premises coverage should be scheduled hereunder. Each Subscribing Producer and each of its Subscribing Insurers shall execute the Schedules Certification (in the form set forth hereinbelow) within 20 days of the date that such Producer or Insurer becomes a signatory to the Agreement, and shall note thereon any disputed issues with respect thereto. The failure by a signatory to the Agreement so to execute the Schedules Certification within such 20 day period shall be deemed an assent to and valid execution of the Schedules in question by such signatory.

1. Initial Coverage Block:           Set forth the closing date of the initial
                                     coverage block. For the definition of
                                     coverage block, see Section IX of the
                                     Agreement. All insurance policies covering the period prior to the closing date should be listed on Section 1 of the form of Schedules. All insurance policies covering the period subsequent to the closing date should be listed on Section 2 of the form of Schedules.

2. Pre-Date Insurance Policies and
   Post-Date Insurance Policies:     Set forth the date mutually agreed upon in
                                     accordance with Section XV of the
                                     Agreement. All pre-date insurance policies and all post-date insurance policies should be listed on the appropriate Sections of the form of Schedules.

3.  Insurer:                        Specify exactly as named in the insurance
                                    policy or other evidential document of
                                    coverage.

4.  Policy Period:                  Refer to the actual period for which the
                                    insurance policy is in effect. For policy periods of other than 12 month multiples, see Section XVIII of the Agreement.

5.  Policy Type:                    Specify whether primary, excess or
                                    self-insured.

6.  Policy Form:                    Enter the codes that describe the insurance
                                    policy form:

                                    A. Pre-1966 Standard Form Insurance Policy,
                                       as defined in Section XXIII of the
                                       Agreement.

                                    B. The insurance policy does not pay
                                       allocated expenses following exhaustion
                                       of aggregate limits. See Section XII of
                                       the Agreement.

                                    C. The insurance policy does pay allocated
                                       expenses following exhaustion of
                                       aggregate limits. See Section XII of the Agreement.

                                    D. The insurance policy expressly provides
                                       coverage on a specific manifestation
                                       basis.

                                    E. The insurance policy expressly provides
                                       coverage on a claims-made basis.

                                    F. The insurance policy expressly provides
                                       coverage on a first discovery basis.

                                    G. The insurance policy pays allocated
                                       expenses and such expenses do not apply
                                       against aggregate limits. See Section XI of the Agreement.

                                    H. The insurance policy pays allocated
                                       expenses and such expenses apply against aggregate limits. See Section XI of the Agreement.

                                    I. The insurance policy does not pay
                                       allocated expenses. See Section XI of the Agreement

7.  Per Occurrence/Accident

        Limits: Refer to the limit for any one occurrence or any one accident

8.   Products Aggregate:               Refer to the aggregate limit applicable
                                       to products bodily injury liability
                                       coverage. Certain insurance policies may contain a combined aggregate for bodily injury, property damage and other covered perils; if so, refer to the combined limit.

                                       With respect to insurance policies
                                       without aggregate limits, see Section
                                       XVII of the Agreement.

9.   Products Aggregate
       Consumption:                    The function of the Aggregate Consumption
                                       Summary is to track the consumption of
                                       total products liability aggregate limits by asbestos products bodily injury claims.

                                       With respect to an insurance policy
                                       containing a deductible that explicitly
                                       provides that payment of deductibles
                                       reduces aggregate limits, see Section XV of the Agreement.

                                       With respect to the payment of allocated expenses applying against aggregate limits, see Section XI of the Agreement.

10.  Non-Products
       Coverage:                       To impute aggregate limits for non-
                                       products coverage, see Section XVII of
                                       the Agreement.

11.  Deductibles and Retentions:       Enter the codes that describe the
                                       deductible or retention:

                                       J. Per occurrence deductible.

                                       K. Per claim deductible.

                                       L. Deductible reduces the aggregate
                                          limits of the insurance policy.

                                       M. Self-insured retention.

                                       N. Loss limit.

                                       Where deductibles and retentions are not limited explicitly by the insurance policy language, see Section XVI of the Agreement.

                                       Where an insurance policy containing a
                                       deductible explicitly provides that
                                       payment
                                       of deductibles reduces aggregate limits, see Section XV of the Agreement.

APPENDIX D--SCHEDULES OF INSURANCE

         Attaching to and forming a part of the Agreement Concerning Asbestos-Related Claims:

         Subscribing Producer:*
                               -------------------------------------

         Initial Coverage Block Ending:  /  /
                                         ----
                                        (date)


SECTION 1 (COVERAGE BLOCK):

         A.  Pre-Date Insurance Policies (pre-  /  /  )

                                                                                  Products Coverage
                                                      ------------------------------------------------------------------------------
                                                             Per
               Policy                         Policy  Occurrence/Accident  B.I. or Combined    B.I. or Combined     B.I. or Combined
Policy Period    No.   Insurer**  Policy Type  Form          Limit            Aggregate     Aggregate Consumption  Aggregate Balance
-------------  ------- ---------  ----------- ------   ------------------  ---------------- ---------------------  -----------------



                 Non-Products Coverage                        Retention
  ------------------------------------------------ --------------------------------------
      Per
   Occurrence/                Aggregate  Aggregate
  Accident Limit  Aggregate  Consumption  Balance  Type  Amount  Stop Loss  Retro Balance
  --------------  ---------  -----------  -------  ----  ------  ---------  -------------




-----------
* This includes all affiliated persons (including related companies and employees, officers and directors) covered by the insurance policies listed herein.
**This includes all predecessor and successor persons of each Insurer listed herein.

APPENDIX D--SCHEDULES OF INSURANCE

         Attaching to and forming a part of the Agreement Concerning Asbestos-Related Claims:

         Subscribing Producer:*
                               -------------------------------------

         Initial Coverage Block Ending:  /  /
                                        ------
                                        (date)


SECTION 1 (COVERAGE BLOCK):

         B. Post-Date Insurance Policies (post- / / )

                                                                                    Products Coverage
                                                      ------------------------------------------------------------------------------
                                                               Per
               Policy                         Policy  Occurrence/Accident  B.I. or Combined    B.I. or Combined     B.I. or Combined
Policy Period    No.   Insurer**  Policy Type  Form          Limit            Aggregate     Aggregate Consumption  Aggregate Balance
-------------  ------- ---------  ----------- ------   ------------------  ---------------- ---------------------  -----------------


                  Non-Products Coverage                          Retention
  ------------------------------------------------- -------------------------------------
        Per
    Occurrence/                Aggregate  Aggregate
  Accident Limit  Aggregate  Consumption  Balance  Type  Amount  Stop Loss  Retro Balance
  --------------  ---------  -----------  -------  ----  ------  ---------  -------------



-----------
* This includes all affiliated persons (including related companies and employees, officers and directors) covered by the insurance policies listed herein.
**This includes all predecessor and successor persons of each Insurer listed herein.

** This includes all predecessor and successor persons of each Insurer listed herein.

APPENDIX D--SCHEDULES OF INSURANCE

         Attaching to and forming a part of the Agreement Concerning Asbestos-Related Claims:

         Subscribing Producer:*
                               -------------------------------------

         Initial Coverage Block Ending:  /  /
                                        -------
                                        (date)


SECTION 2 (NON COVERAGE BLOCK):

         A.  Pre-Date Insurance Policies (pre-  /  /  )

                                                                                   Products Coverage
                                                       -----------------------------------------------------------------------------
                                                              Per
               Policy                         Policy   Occurrence/Accident B.I. or Combined    B.I. or Combined     B.I. or Combined
Policy Period    No.   Insurer**  Policy Type  Form          Limit            Aggregate     Aggregate Consumption  Aggregate Balance
-------------  ------- ---------  ----------- ------   ------------------  ---------------- ---------------------  -----------------


             Non-Products Coverage                        Retention
  ------------------------------------------------- -------------------------------------
       Per
    Occurrence/                Aggregate  Aggregate
  Accident Limit  Aggregate  Consumption  Balance  Type  Amount  Stop Loss  Retro Balance
  --------------  ---------  -----------  -------  ----  ------  ---------  -------------



-----------
* This includes all affiliated persons (including related companies and employees, officers and directors) covered by the insurance policies listed herein.
**This includes all predecessor and successor persons of each Insurer listed herein.



APPENDIX D--SCHEDULES OF INSURANCE

         Attaching to and forming a part of the Agreement Concerning Asbestos-Related Claims:
         Subscribing Producer:*
                               -------------------------------------

         Initial Coverage Block Ending:  /  /
                                       --------
                                        (date)


SECTION 2 (NON COVERAGE BLOCK):

         B. Post-Date Insurance Policies (post- / / )

                                                                                  Products Coverage
                                                      ------------------------------------------------------------------------------
                                                              Per
               Policy                         Policy  Occurrence/Accident  B.I. or Combined    B.I. or Combined     B.I. or Combined
Policy Period    No.   Insurer**  Policy Type  Form          Limit            Aggregate     Aggregate Consumption  Aggregate Balance
-------------  ------- ---------  ----------- ------   ------------------  ---------------- ---------------------  -----------------


             Non-Products Coverage                        Retention
  ------------------------------------------------ --------------------------------------
       Per
    Occurrence/               Aggregate  Aggregate
  Accident Limit  Aggregate  Consumption  Balance  Type  Amount  Stop Loss  Retro Balance
  --------------  ---------  -----------  -------  ----  ------  ---------  -------------



-----------

* This includes all affiliated persons (including related companies and employees, officers and directors) covered by the insurance policies listed herein.

**This includes all predecessor and successor persons of each Insurer listed herein.

                      APPENDIX D--SCHEDULES OF INSURANCE
                                 CERTIFICATION

     The foregoing comprises the Schedules of all relevant policies of insurance known to the Subscribing Producer and to any of its Subscribing Insurers as of this date. Any insurance policy that subsequently becomes relevant (by discovery or otherwise) will be added to these Schedules by amendment or addendum, and it is agreed that all Subscribing Insurers are committed to cooperate with and assist the Subscribing Producer in the continuing search for policies of insurance.

     These Schedules of Insurance are subject to the terms and conditions of the Agreement to which they shall be attached and form a part thereof. The undersigned acknowledge and agree that such Schedules of Insurance are in compliance with the provisions of the Agreement.

Dated:

Subscribing Producer:
                     --------------------------------------

Subscribing Insurers:
                     --------------------------------------

                     --------------------------------------


                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

                                  APPENDIX E

                           INSURANCE DEFENSE PROGRAM

1.   Purpose:

     The purpose of the Insurance Defense Program (herein called the "Defense Program" or the "Program") shall be solely to implement the provisions of Paragraph 2 of Section XII of the Agreement.

2.   Definitions:

     "Covered claims" means claims to which the Defense Program applies under
Section 3 below.

     "Base standard charge" means the standard charge for a single pre-1966 standard form insurance policy issued to a Subscribing Producer in the lowest risk category.

     "Standard charge" for any calendar year means the amount designated as such in the Subscribing Insurer's Standard Charge Notice for such calendar year.

     "Base surcharge" means the surcharge for a single pre-1966 standard form insurance policy issued to a Subscribing Producer in the lowest risk category.

     "Surcharge" means the amount due as a surcharge under Section 7 below.

     "Reserve Fund" means the amount, including all investment income thereon, held by the Administrators for the payment of defense expenses expected under the Defense Program.

     "Administrators" means those holding office as such under the Defense Program.

3.   Application:

     The Defense Program applies only to those asbestos-related claims against Subscribing Producers that:

          (a) are being administered by the Facility; and

          (b) under the Agreement would have triggered an obligation to pay allocated expenses and unallocated expenses under a pre-1966 standard form insurance policy.

     The Defense Program covers only the payment of allocated expenses and unallocated expenses attributable to such claims. It does not provide coverage for liability payments. The Defense Program shall not survive termination of the Facility.

4.   Participation:

     Each Subscribing Insurer that has issued a pre-1966 standard form insurance policy to a Subscribing Producer shall become a participant in the Defense Program and shall be bound by all of the provisions of the Program.

     Each participant shall pay promptly on notice from the Administrators all standard charges and surcharges due under the Defense Program.

5.   Administrators:

     The Defense Program shall be administered by a Committee of Administrators, with no less than six in number, all of which shall be participants. The Committee shall include representatives of all three classes of participants, those with relatively high, moderate or low exposure to charges under the Defense Program.

     The Committee will be appointed for a designated term of years by the Insurer members of the Board of Directors of the Facility. The Board will designate carriers to be members, and the carriers will designate the individual representative who will represent them. Each Administrator shall have one vote.

     The Committee of Administrators shall have the full power to administer the Defense Program including power to deal with the Facility with respect to the defense of claims subject to the Defense Program and the appropriate amounts to be paid the Facility for conducting such defense and full power to determine the financing of the Defense Program including the power to determine standard charges and surcharges and to accumulate reserves.

     The Committee will adopt schedules, charges and otherwise conduct their business on the basis of majority vote. If for some reason a majority decision cannot be reached, then the matter will be referred to the Insurer members of the Board of Directors for resolution. If a majority vote is not possible at that time, then the matter is referred to the Chief Financial Officer for an absolute and binding decision.

6.   Mutual Sharing or Insurance Nature of the Defense Program:

     The defense expenses incurred under the Defense Program shall be shared mutually by the participants in relation to:

          (a) the number of pre-1966 standard form insurance policies issued by each such participant to Subscribing Producers; and

          (b) the degree of risk each such policy presents as estimated by the Administrators.

     For the purpose of implementing subdivision (b) above, the Administrators shall classify Subscribing Producers into three risk categories with the following risk relativity factors:

                   Risk Category             Risk Relativity
                   -------------             ---------------
                         A                           3
                         B                           2
                         C                           1

     The Administrators shall assign Producers to risk categories in accordance with their respective shares of liability payments unless, by at least a two-thirds majority, they shall determine that such a method is not appropriate to reflect the relative risk and shall adopt another method.

7.   Funding:

     The Administrators shall direct the Chief Financial Officer to establish a Common Reserve Fund to hold all payments made by the participants under the Defense Program. There must be no co-mingling of monies received for this purpose with any other funds, monies or assets of the Facility. The Chief Financial Officer shall keep an account for each participant showing all amounts paid by the participant, and in the event the Administrators should ever determine that the defense fund appears to be greater than needed to meet the cost of defending covered claims, then they shall direct the Chief Financial Officer to refund the excess to the participants in the ratio that the total amount paid by each bears to the total amount paid by all participants.

     For each calendar year the Administrators shall estimate the amount of defense expense expected to be incurred by the Facility in defending covered claims during the calendar year plus an amount appropriate in their judgment as a reserve against contingencies. The Administrators shall then determine the base standard charge and send each participant written notice of the participant's standard charge for such calendar year.

     In the event the Administrators determine that the Reserve Fund is not sufficient to meet the expected defense expenses to be incurred, the Administrators shall estimate the amount required to meet the deficit. The Administrators shall then determine the base surcharge and send each participant written notice of the participant's portion of the total surcharge.

     For the first calendar year of subscription the base standard charge for each pre-1966 standard policy shall be $400 unless the Administrators shall determine that such an amount is plainly not appropriate.

     The following section gives a pro forma example that will enable each participant to estimate its approximate standard charge for the first year as soon as the number of its policies subject to the Defense Program and their Risk Categories are known.

8.   Pro Forma Examples of Standard Charges and Surcharges:

     The first example uses a base standard charge of $400 and a participant with 100 pre-1966 standard form insurance policies subject to the Program, distributed as follows: 40 in Risk Category A; 35 in Risk Category B; and 25 in Risk Category C. The participants' annual standard charge is computed as follows:


Policies   Risk Category   Risk Factor       Base Charge    Standard Charge
--------   -------------   -----------       -----------    ---------------
   40           A                3              $400            $48,000
   35           B                2              $400            $28,000
   25           C                1              $400            $10,000
                                                                -------
Total standard charge for the year:                             $86,000

     If a surcharge were determined to be required during the course of the year, it would be applied in a like manner as with the basic standard charge. This second example demonstrates the application of a surcharge as regards a participant with the same policy and risk distribution as above:

Policies   Risk Category   Risk Factor         Base Charge       Surcharge
--------   -------------   -----------         -----------       ---------
   40            A               3                $200            $24,000
   35            B               2                $200            $14,000
   25            C               1                $200            $ 5,000

                                                                  -------
Total surcharge for affected year:                          $43,000

9.   Appeals and Dispute Resolution:

     The Administrators shall have power to resolve all disputes among participants relating to the Defense Program and, by at least a two-thirds majority, to extend equitable relief to an individual participant if a strict application of its rules or decisions would cause the participant undue and unfair hardship.

     Any participant who is aggrieved by a decision of the Board by less than a two-thirds majority may submit the matter to binding nonjudicial dispute resolution under Appendix C of the Agreement.

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